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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

Avanex Cayman                                      Cayman Islands

LambdaFlex, Inc.                                   Delaware

Pearl Acquisition Corp.                            Delaware